Exhibit 2.2
Execution Version 04-24-23
AMENDMENT
to
AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT
(2023-A PROJECTS ANNEX)

This AMENDMENT to AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of April 24, 2023 (the “Amendment”), is made and entered into by and among ESI ENERGY, LLC, a Delaware limited liability company (“ESI”), NEP US SELLCO, LLC, a Delaware limited liability company (“Sellco”) NEP US SELLCO II, LLC, a Delaware limited liability company (“SellCo II” and, together with SellCo, each a “Seller” and collectively, the “Seller” and, solely for the purposes of Articles IV, IX, X and XII of the Agreement, the term “Seller” shall also include ESI), and NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) (ESI, Sellco, SellCo II and Purchaser being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”). Capitalized terms not otherwise defined herein shall have the same meanings when used herein as in the Agreement.
WHEREAS, ESI, Sellco and Purchaser are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016 and amended as of September 8, 2016 (as heretofore amended, amended and restated, supplemented and modified, the “Agreement”);
WHEREAS, Section 12.8(b) of the Agreement provides that the Parties may amend the Agreement to include an additional Acquired Companies Annex by execution of an amendment to the Agreement that includes as an attachment the form of the Acquired Companies Annex; and
WHEREAS, the Parties desire to amend the Agreement to include as an additional Acquired Companies Annex, the 2023-A Acquired Companies Annex for the 2023-A Acquired Companies (as defined in Attachment 1 hereto) in the form of Attachment 1 hereto;
WHEREAS, in connection with the 2023-A Acquired Companies Annex, the Parties desire (i) that SellCo II be the “Seller” under the Agreement, but solely with respect to those 2023-A Acquired Companies identified and defined as the “SellCo II Acquired Companies” in the 2023-A Acquired Companies Annex, and (ii) to consent to SellCo’s assignment to SellCo II of all of SellCo’s rights, interest and obligations under the Agreement, but solely with respect to the 2023-A Acquired Companies Annex to the extent applicable to the SellCo II Acquired Companies;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall be amended, as follows:
1.Amendments to Include an Additional Acquired Companies Annex. The Agreement is hereby amended to include, as an additional Acquired Companies Annex, the Acquired Companies Annex for the 2023-A Acquired Companies in the form of Attachment 1 hereto (the “2023-A Additional Acquired Companies Annex”), which Additional Acquired Companies Annex shall now constitute, and hereafter constitute, a part of the Agreement and be incorporated in the Agreement for all purposes. All references in the Agreement to “Acquired Companies Annexes” or an “Acquired Companies Annex” shall hereafter include a reference to the Additional Acquired Companies Annex and all references to “Acquired Companies” in the Agreement shall hereafter include a reference to the Acquired Companies described in such Additional Acquired Companies Annex. The amount of the Base Purchase Price for the Acquired Companies Acquisition described in the Additional Acquired Companies Annex is Seven Hundred Eight Million Dollars ($708,000,000).
2.Assignment to SellCo II. SellCo hereby assigns to SellCo II all of its right, interest and obligations under the Agreement, but solely with respect to the 2023-A Acquired Companies Annex to the extent applicable to the SellCo II Acquired Companies.
3.Disclaimer. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement at law, in equity or otherwise or related issues.
4.Authorization and Enforceability. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such Party, enforceable in accordance with its terms.
5.Governing Law. This Amendment, and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be governed by and construed in accordance with the internal substantive Laws of the State of New York without giving effect to any conflict or choice of law provision. Each Party hereby agrees that this Amendment involves at least $1,000,000 and that this Amendment has been entered into in express reliance on Section 5-1401 of the New York General Obligations Law.
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6.Assignment; Binding Effect. Neither this Amendment nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of each other Party, and any attempt to do so will be void ab initio, except for assignments and transfers by operation of Law. This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
7.Modification. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.
8.Section Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9.Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or portable document format (.pdf) copies hereof or signature hereon shall, for all purposes, be deemed originals.
[Signature page follows.]
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.
ESI
ESI ENERGY, LLC
By: REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President
SELLCO
NEP US SELLCO, LLC
By: REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President
SELLCO II
NEP US SELLCO II, LLC
By: REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President
PURCHASER
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC
By: REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President

Signature Page to Amendment to Amended and Restated Purchase and Sale Agreement

ATTACHMENT 1

ADDITIONAL ACQUIRED COMPANIES ANNEX
[The Additional Acquired Companies Annex follows this cover page]

ACQUIRED COMPANIES ANNEX

for the

2023-A ACQUIRED COMPANIES

to

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

by and among

NEP US SELLCO, LLC and
NEP US SELLCO II, LLC,
as Sellers,
ESI ENERGY, LLC,
for the limited purposes herein provided, jointly with
NEP US SellCo, LLC and NEP US SellCo II, LLC
as Sellers and
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC

as Purchaser

dated as of April 24, 2023

This Acquired Companies Annex is an attachment to and intended to be a part of the Amended and Restated Purchase and Sale Agreement described above. Capitalized terms used in this Acquired Companies Annex and not defined herein shall have the same meanings when used in this Acquired Companies Annex as in the Amended and Restated Purchase and Sale Agreement described above (excluding any other Acquired Companies Annex thereto) or the Amendment, as applicable.

PART I: PROJECT SPECIFIC DEFINITIONS

Certain Definitions. As used herein:
“Acquired Companies” or “2023-A Acquired Companies” means, collectively, (a) the SellCo Acquired Companies and (b) the SellCo II Acquired Companies, and, individually, each of the foregoing is referred to herein as an “Acquired Company”.
“Acquired Companies Annex” or “2023-A Acquired Companies Annex” means this Acquired Companies Annex, including all of the Schedules and Exhibits attached hereto.
“Actual Indigo Plains Solar Financing Balance” means as a part of the Indigo Plains Solar Financing Agreement, an amount equal to the actual Indigo Plains Solar Financing Balance as of the Closing Date, and as set forth in cell “C13” in the Purchase Price Calculation tab of the Portfolio Project Model following the input of changes in the Indigo Plains Solar Financing Balance Inputs made by the representatives of the Parties pursuant to subparagraph 3(f) of Part III of this Acquired Companies Annex.
“Actual Working Capital” shall be an amount equal to the actual working capital of the Acquired Companies as of the Closing Date, and as set forth in cell “C14” in the Purchase Price Calculation tab of the Portfolio Project Model following the input of changes in the Working Capital Inputs made by the representatives of the Parties pursuant to subparagraph 3(f) of Part III of this Acquired Companies Annex.
“Agreement” has the meaning given to it in the recitals to the Amendment.
“Allocation” has the meaning set forth in subparagraph 1(a) of Part VII of this Acquired Companies Annex.
“Amendment” has the meaning given to it in the introductory paragraph of the Amendment to Amended and Restated Purchase and Sale Agreement (2023-A Projects Annex), dated as of April 24, 2023, to which this Acquired Companies Annex is attached.
“Balance Sheet Date” as used in Section 5.19 of the Agreement in respect of the transactions contemplated by this Acquired Companies Annex, means March 31, 2023.
“Base Purchase Price” means an amount equal to seven hundred eight million dollars ($708,000,000).
“Build-Out Agreement” means the Build-Out Agreement to be entered into by and between Purchaser and NEER, substantially in the form attached as Exhibit A-1 hereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Casa Mesa Wind Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Casa Mesa Wind Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.

“Casa Mesa Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 50 megawatt nameplate capacity, and the 1 megawatt battery energy storage system, including all fixtures, improvements, components and sub-systems, equipment (including software, batteries, inverters, pad mount transformers, breakers, metering, HVAC, communications, SCADA and data monitoring systems), that are included in the Casa Mesa Wind Project.
“Casa Mesa Wind Investments” means Casa Mesa Wind Investments, LLC, a Delaware limited liability company.
“Casa Mesa Wind Project” means the approximately 50 megawatt wind power electric generating facility and the approximately 1 megawatt battery energy storage system located in De Baca and Quay Counties, New Mexico, to which it will be connected, including any ongoing development and construction with respect thereto.
“Casa Mesa Wind Project Company” means Casa Mesa Wind, LLC, a Delaware limited liability company.
“Casa Mesa Wind Project Site” means the portions of the Property on which the Casa Mesa Wind Facility is located.
“Chaves County Solar Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Chaves County Solar Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Chaves County Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 70 megawatt nameplate capacity, that are included in the Chaves County Solar Project.
“Chaves County Solar Holdings” means Chaves County Solar Holdings, LLC, a Delaware limited liability company.
“Chaves County Solar Interconnection Agreement” means the Generator Interconnection Agreement dated February 8, 2016, by and between Southwest Power Pool, Inc., Southwestern Public Service Company and Chaves County Solar, LLC, as amended by the Revised Appendices dated September 7, 2016.
“Chaves County Solar Network Upgrades” means the Network Upgrades (as defined in the Chaves County Solar Interconnection Agreement) for the Chaves County Solar Project identified in Appendix A, Section 2 of the Chaves County Solar Interconnection Agreement.
“Chaves County Solar Network Upgrades Reimbursement” means the total amounts to be reimbursed after the Closing to the Chaves County Solar Project Company pursuant to the

Chaves County Solar Interconnection Agreement for the completed Chaves County Solar Network Upgrades.
“Chaves County Solar Project” means the approximately 70 megawatt solar photovoltaic electric generating facility located in Chaves County, New Mexico, including any ongoing development and construction with respect thereto.
“Chaves County Solar Project Company” means Chaves County Solar, LLC, a Delaware limited liability company.
“Chaves County Solar Project Site” means the portions of the Property on which the Chaves County Solar Facility is located.
“Closing Purchase Price” means an amount equal to the Base Purchase Price as adjusted pursuant to subparagraph 3(a) of Part III of this Acquired Companies Annex on the Closing Date. The Closing Purchase Price will be set forth in the Portfolio Project Model as of the Closing Date at cell “C11” in the worksheet labeled “Purchase Price Calculation”.
“Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Deductible Amount” means one percent (1%) of the Base Purchase Price.
“Effective Date” means the date of the Amendment.
“Estimated Indigo Plains Solar Financing Balance” means as a part of the Indigo Plains Solar Financing Agreement, an amount equal to the estimated Indigo Plains Solar Financing Balance as set forth in cell “C9” in the Purchase Price Calculation tab of the Portfolio Project Model as of the Closing Date.
“Estimated Working Capital” shall be an amount equal to the estimated working capital of the Acquired Companies as set forth in cell “C10” in the Purchase Price Calculation tab of the Portfolio Project Model as of the Closing Date.
“ESI” has the meaning given to it in the preamble to the Amendment.
“Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Existing Phase I Reports” means, collectively, each of the environmental site assessments for each Project delivered to the Purchaser prior to the Effective Date.
“Facility” means as applicable, any of (i) with respect to the Casa Mesa Wind Project Company, the Casa Mesa Wind Facility; (ii) with respect to the Chaves County Solar Project Company, the Chaves County Solar Facility; (iii) with respect to the Langdon Wind Project Company, the Langdon Wind Facility; (iv) with respect to the Live Oak Solar Project Company, the Live Oak Solar Facility; (v) with respect to the Montezuma Wind II Project Company, the Montezuma Wind II Facility; (vi) with respect to the New Mexico Wind Project Company, the New Mexico Wind Facility; (vii) with respect to the River Bend Solar Project Company, the

River Bend Solar Facility, individually, and, collectively, all of the foregoing are referred to herein as the “Facilities.”
“FERC” means the Federal Energy Regulatory Commission or its successor.
“FERC 203 Approval” means the order pursuant to section 203 of the Federal Power Act in which FERC has granted authorization to the transaction described in the section 203 application, and which order is consistent in all material respects with the Agreement.
    “Identified Environmental Losses” means any losses, damages or liabilities incurred by the Acquired Companies as a result of (i) environmental conditions identified in a Phase I Report that are not identified in the corresponding Existing Phase I Reports, or (ii) environmental conditions identified in a Phase I Report that are identified in the corresponding Existing Phase I Reports, which environmental conditions have changed such that additional losses, damages or liabilities are to be incurred by the Acquired Companies.

“Indigo Plains Solar” means Indigo Plains Solar, LLC, a Delaware limited liability company.

“Indigo Plains Solar Class B Holdings” means Indigo Plains Solar Class B Holdings, LLC, a Delaware limited liability company.

“Indigo Plains Solar Financing Agreement” means that certain credit agreement, dated January 9, 2017, between and amongst Credit Agricole and Investment Bank, Mizuho Bank, LTD, The Bank of Tokyo-Mitsubishi UFJ, LTD, U.S. Bank, National Association, various financial institutions, Indigo Plains Solar Holdings, and Indigo Plains Solar Funding.

“Indigo Plains Solar Financing Balance Inputs” means the inputs in cells “C47” through “D59” in the worksheet labeled “Indigo Plains Financing Balance” in the Portfolio Project Model.

“Indigo Plains Solar Funding” means Indigo Plains Solar Funding, LLC, a Delaware limited liability company.

“Indigo Plains Solar Holdings” means Indigo Plains Solar Holdings, LLC, a Delaware limited liability company.

“Indigo Plains Solar Project Company” means individually, as applicable, any of (a) Chaves County Solar Project Company, (b) the Live Oak Solar Project Company and (c) the River Bend Solar Project Company, and, collectively, all of the foregoing are referred to herein as the “Indigo Plains Solar Project Companies.”

“Interests” has the meaning given to it in paragraph 1 of Part II of this Acquired Companies Annex.

“Knowledge” means, when used in a particular representation in the Agreement with respect to Seller and relating to the transactions contemplated by this Acquired Companies Annex the actual knowledge of the individuals as listed on Schedule K to this Acquired Companies Annex after reasonable inquiry.
“Langdon Wind Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Langdon Wind Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Langdon Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated aggregate total of approximately 159 megawatt nameplate capacity, that are included in the Langdon Wind Project, including repowered 99 megawatt nameplate capacity and 19.5 megawatt nameplate capacity (f/k/a Langdon I) and repowered 40.5 megawatt nameplate capacity (f/k/a Langdon II).
“Langdon Wind Project” means the approximately 159 megawatt wind power electric generating facility located in Cavalier County, North Dakota, including any ongoing development and construction with respect thereto.
“Langdon Wind Project Company” means Langdon Renewables, LLC, a Delaware limited liability company.
“Langdon Wind Project Site” means the portions of the Property on which the Langdon Wind Facility is located.
“Live Oak Solar Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Live Oak Solar Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Live Oak Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 51 megawatt nameplate capacity, that are included in the Live Oak Solar Project.
“Live Oak Solar Project” means the approximately 51 megawatt solar photovoltaic electric generating facility located in Candler County, Georgia, including any ongoing development and construction with respect thereto.
“Live Oak Solar Project Company” means Live Oak Solar, LLC, a Delaware limited liability company.

“Live Oak Solar Project Site” means the portions of the Property on which the Live Oak Solar Facility is located.
“Management Presentation” has the meaning set forth in Schedule 5.23 of this Acquired Companies Annex.
“Maximum Indemnification Amount” means fifteen percent (15%) of the Base Purchase Price.
"Montezuma PPA” means that certain Power Purchase Agreement, dated December 17, 2010, by and between Pacific Gas and Electric Company and NextEra Energy Montezuma Wind II, LLC, as amended.
“Montezuma Wind II Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“Montezuma Wind II Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Montezuma Wind II Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 78.2 megawatt nameplate capacity, that are included in the Montezuma Wind II Project.
“Montezuma Wind II Holdings” means Montezuma Wind Holdings II, LLC, a Delaware limited liability company.
“Montezuma Wind II Project” means the approximately 78.2 megawatt wind power electric generating facility located in Solano County, California, including any ongoing development and construction with respect thereto.
“Montezuma Wind II Project Company” means NextEra Energy Montezuma II Wind, LLC, a Delaware limited liability company.
“Montezuma Wind II Project Site” means the portions of the Property on which the Montezuma Wind II Facility is located.
“NEER” means NextEra Energy Resources, LLC, a Delaware limited liability company.
“Network Upgrades” has the meaning, with respect to each Acquired Company, set forth in the applicable interconnection agreement to which such Acquired Company is a party.
“Neutral Auditor” means Kroll, LLC formerly Duff & Phelps Corporation or, if Kroll, LLC is unable to serve, an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Purchaser’s accountants, mutually agreed to by Purchaser and Seller.

“New Mexico Wind Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“New Mexico Wind Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“New Mexico Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 204 megawatt nameplate capacity, that are included in the New Mexico Wind Project.
“New Mexico Wind Project” means the approximately 204 megawatt wind power electric generating facility located in De Baca and Quay Counties, New Mexico, including any ongoing development and construction with respect thereto.
“New Mexico Wind Project Company” means New Mexico Wind, LLC, a Delaware limited liability company.
“New Mexico Wind Project Site” means the portions of the Property on which the New Mexico Wind Facility is located.
“Outside Date” means September 30, 2023.
“Pacific Power Investments” means Pacific Power Investments, LLC, a Delaware limited liability company.
“Phase I Reports” has the meaning set forth in subparagraph 3(a) of Part V of this Acquired Companies Annex.
“Portfolio Project Model” means the financial model for the Acquired Companies that has been agreed to by the Parties as of the Effective Date as the model to be used for purposes of the calculation of certain adjustments to the Base Purchase Price and the Closing Purchase Price as provided in Part III of this Acquired Companies Annex.
“Post-Closing Indigo Plains Solar Financing Balance” shall be an amount equal to (i) the Estimated Indigo Plains Solar Financing Balance minus (ii) the Actual Indigo Plains Solar Financing Balance.
“Post-Closing Working Capital Adjustment Payment” shall be an amount equal to (i) the Actual Working Capital minus (ii) the Estimated Working Capital.
“Project” means, as applicable, any of the (i) the Casa Mesa Wind Project; (ii) the Chaves County Solar Project; (iii) the Langdon Wind Project; (iv) the Live Oak Solar Project; (v) Montezuma Wind II Project; (vi) the New Mexico Wind Project; and (vii) the River Bend Solar Project.
“Project Activities” means, as of any date, with respect to any Acquired Company, all activities performed or undertaken as of such date by such Acquired Company (and its subsidiaries) in connection with or related to the development (including design and engineering), financing, construction (including supply and installation), commissioning (including testing), ownership, operation, maintenance, and use of the Projects and Facilities of such Acquired Company (or its subsidiaries).
“Purchase Price” has the meaning given to it in paragraph 1 of Part III of this Acquired Companies Annex.
“Purchase Price Allocation Schedule” has the meaning set forth in subparagraph 1(a) of Part VII of this Acquired Companies Annex.
“Purchaser Consents” means the Consents set forth under the heading “Purchaser Consents” in Schedule 7.1 to this Acquired Companies Annex.
“River Bend Solar Company Consents” means the Consents set forth in Schedule 5.3 to this Acquired Companies Annex.
“River Bend Solar Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“River Bend Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately 75 megawatt nameplate capacity, that are included in the River Bend Solar Project.
“River Bend Solar Project” means the approximately 75 megawatt solar photovoltaic electric generating facility located in Lauderdale County, Alabama, including any ongoing development and construction with respect thereto.
“River Bend Solar Project Company” means River Bend Solar, LLC, a Delaware limited liability company.
“River Bend Solar Project Site” means the portions of the Property on which the River Bend Solar Facility is located.
“SellCo” has the meaning given to it in the preamble to the Amendment.
“SellCo Acquired Company” means, individually, as applicable, any of the Whiptail-Montezuma Holdings Acquired Companies, and as further referred to herein as the “SellCo Acquired Companies.”
“SellCo II” has the meaning given to it in the preamble to the Amendment.
“SellCo II Acquired Company” means, individually, as applicable, any of the VMCLR Holdings Acquired Companies, and as further referred to herein as the “SellCo II Acquired Companies.”
“Seller” has the meaning given to it in the preamble to the Amendment.

“Seller Consents” means the Consents set forth under the heading “Seller Consents” in Schedule 7.1 to this Acquired Companies Annex.
“Southwest Wind Class A Holdings” means Southwest Wind Class A Holdings, LLC, a Delaware limited liability company.

“Southwest Wind Class A Holdings Acquired Company” means individually, as applicable, any of (i) Whiptail Wind; (ii) Casa Mesa Wind Project Company; (iii) Casa Mesa Wind Investments; (iv) Langdon Wind Project Company; (v) New Mexico Wind Project Company; and (vi) Pacific Power Investments; and, collectively, all of the foregoing are referred to herein as the “Southwest Wind Class A Holdings Acquired Companies.”

“Title Company” means, with respect to the Title Policy, the title insurance company set forth (or to be set forth) with respect to such Title Policy on Schedule Title Policies to this Acquired Companies Annex.
“Title Policy” means, as applicable, any owner’s policy of title insurance set forth (or to be set forth) on Schedule Title Policies to this Acquired Companies Annex. Notwithstanding any other provision of the Agreement or this Acquired Companies Annex, Seller shall be permitted to update Schedule Title Policies after the Effective Date and prior to Closing.
“VMCLR Holdings” means VMCLR Holdings, LLC, a Delaware limited liability company.
“VMCLR Holdings Acquired Company” means, individually, as applicable, and any of (i) Indigo Plains Solar Funding; (ii) Indigo Plains Solar Holdings; (iii) Indigo Plains Solar Class B Holdings; (iv) Indigo Plains Solar; (v) Indigo Plains Solar Project Companies; (vi) Chaves County Solar Holdings, and (vii) VMCLR Holdings, and collectively, all of the foregoing are referred to herein as “VMCLR Holdings Acquired Companies”.
“Whiptail Wind” means Whiptail Wind, LLC, a Delaware limited liability company.

“Whiptail-Montezuma Funding” means Whiptail-Montezuma Funding, LLC.

“Whiptail-Montezuma Holdings” means Whiptail-Montezuma Holdings, LLC, a Delaware limited liability company.

“Whiptail-Montezuma Holdings Acquired Companies” means, individually, as applicable, and any of (i) Whiptail-Montezuma Holdings; (ii) Whiptail-Montezuma Funding, (iii) Southwest Wind Class A Holdings, (iv) Southwest Wind Class A Holdings Acquired Companies, (v) Montezuma Wind II Holdings, and (vi) Montezuma Wind II Project Company.

“Working Capital Inputs” means the inputs in cells “B8” through “O50” in the worksheet labeled “Working Capital Inputs” in the Portfolio Project Model.

PART II: ACQUIRED INTERESTS AND OWNERSHIP STRUCTURE

1.The “Interests” to be acquired by Purchaser will be from:
a.SellCo, one hundred percent (100%) of the issued and outstanding Equity Interests of Whiptail-Montezuma Funding; and
b.SellCo II, one hundred percent (100%) of the issued and outstanding Equity Interests of VMCLR Holdings.
2.As of immediately prior to the Closing, SellCo will be the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Whiptail-Montezuma Funding.
3.As of immediately prior to the Closing, SellCo II will be the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of VMCLR Holdings.
4.As of immediately prior to the Closing, VMCLR Holdings will be the sole member and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interest of each of (i) Indigo Plains Solar Funding and (ii) Indigo Plains Solar Class B Holdings.
5.As of immediately prior to the Closing, Indigo Plains Solar Funding will be the sole member of Indigo Plains Solar Holdings and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interest of Indigo Plains Solar Holdings.
6.As of immediately prior to the Closing, Indigo Plains Solar Holdings will be sole “Class A Member” of Indigo Plains Solar and the sole owner of one hundred percent (100%) of the “Class A Membership Interests” in Indigo Plains Solar.
7.As of immediately prior to the Closing, Indigo Plains Solar Class B Holdings will be sole “Class B Member” of Indigo Plains Solar and the sole owner of one hundred percent (100%) of the “Class B Membership Interests” in Indigo Plains Solar.
8.As of immediately prior to the Closing, other than Indigo Plains Solar Holdings and Indigo Plains Solar Class B Holdings, no Person will be a member of, or own Equity Interests in, Indigo Plains Solar.
9.As of immediately prior to the Closing, Indigo Plains Solar will be sole member of each of (i) Chaves County Solar Project Company, (ii) Live Oak Solar Project Company, and (iii) River Bend Solar Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests in each of (i) Chaves County Solar

Project Company, (ii) Live Oak Solar Project Company and (iii) River Bend Solar Project Company.
10.As of immediately prior to the Closing, Chaves County Solar Project Company will be the sole member of Chaves County Solar Holdings and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Chaves County Solar Holdings.
11.As of immediately prior to the Closing, Whiptail-Montezuma Funding will be the sole member of Whiptail-Montezuma Holdings and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Whiptail-Montezuma Holdings.
12.As of immediately prior to the Closing, Whiptail-Montezuma Holdings will be the sole member of each of (i) Southwest Wind Class A Holdings, and (ii) Montezuma Wind II Holdings and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of each of (i) Southwest Wind Class A Holdings and (ii) Montezuma Wind II Holdings.
13.As of immediately prior to the Closing, Montezuma Wind II Holdings will be the sole member of Montezuma Wind II Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Montezuma Wind II Project Company.
14.As of immediately prior to the Closing, Southwest Wind Class A Holdings, will be the sole “Class A Member” of Whiptail Wind and the sole owner of one hundred percent (100%) of the issued and outstanding “Class A Membership Interests” of Whiptail Wind.
15.As of immediately prior to the Closing, Whiptail Wind will be the sole member of each of (i) Casa Mesa Wind Project Company, (ii) New Mexico Wind Project Company, and (iii) Langdon Renewables Project Company, and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of each of (i) Casa Mesa Wind Project Company, (ii) New Mexico Wind Project Company, and (iii) Langdon Renewables Project Company.
16.As of immediately prior to the Closing, Casa Mesa Wind Project Company will be the sole member of Casa Mesa Wind Investments and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Casa Mesa Wind Investments.
17.As of immediately prior to the Closing, New Mexico Wind Project Company will be the sole member of Pacific Power Investments and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Pacific Power Investments.

PART III: TRANSACTION TERMS AND CONDITIONS
1.Transaction; Purchase Price. At Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in, to and under, the Interests. The aggregate consideration to be paid for the purchase of the Interests to which this Acquired Companies Annex applies shall consist of the payment of (such amount, collectively, the “Purchase Price”):
(a)an amount equal to the Closing Purchase Price, which amount shall be paid by Purchaser to Seller on the Closing Date as provided in subparagraph 2 of this Part III, plus or minus (as applicable)
(b)an amount equal to the Post-Closing Working Capital Adjustment Payment, if any, which shall be paid to the appropriate Party as provided in subparagraph 3(f) of this Part III (whether positive or negative), minus
(c)the Post-Closing Indigo Plains Solar Financing Balance equal to such amount as is required to be assumed by Purchaser from Seller pursuant to subparagraph 3 of this Part III.

2.Manner and Forms of Payment of Purchase Price. The Closing Purchase Price shall be paid in cash on the Closing Date by wire transfer of immediately available U.S. funds to such account or accounts as Seller may specify in a written notice given to Purchaser on or prior to the Closing Date. All payments made following the Closing Date of any amounts due to Seller as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to one of the accounts previously specified by Seller and selected by Purchaser unless one of such accounts or another account is specified by Seller in a written notice given to Purchaser (not less than two (2) Business Days prior to the date on which any such payment is due to be made). All payments made following the Closing Date of any amounts due to Purchaser as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to such account or accounts as Purchaser may specify in a written notice given to Seller not less than two (2) Business Days prior to the date on which any such payment is due to be made.
3.Purchase Price Calculation and Adjustments. The Base Purchase Price, the Closing Purchase Price and the Purchase Price with respect to the Acquired Companies Acquisition to which this Acquired Companies Annex applies shall be determined as follows:
(a)The Portfolio Project Model sets forth the Base Purchase Price as of the Closing Date that has been agreed to by Seller and Purchaser. The Base Purchase Price shall be adjusted by the Estimated Working Capital (positive or negative), minus the Estimated Indigo Plains Solar Financing Balance. Such Base Purchase Price, as adjusted, shall be the Closing Purchase Price.

(b)Within sixty (60) days after the Closing Date, Seller will prepare (at Seller’s expense) and deliver to Purchaser a list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date as determined in good faith by Seller to calculate the Actual Working Capital and Actual Indigo Plains Solar Financing Balance, together with a reasonably detailed explanation of, and documentation of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs. If, within thirty (30) days following delivery of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs information, Purchaser objects in writing to Seller (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute, and proposing alternative values with respect to such specific line items), such disputed items shall be subject to the dispute resolution provisions set forth in subparagraph 3(e) below. If any of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs are not timely objected to by Purchaser, then such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs and the resulting Actual Working Capital and Actual Indigo Plains Solar Financing Balance shall be deemed final and no longer subject to dispute by either of the Parties. If within thirty (30) days following delivery of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs information, Purchaser does not object in writing to Seller, then the representatives of the Parties shall meet within five (5) Business Days following the end of such thirty (30)-day period to revise the Portfolio Project Model as set forth in subparagraph 3(f) below using Seller’s list of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date; provided, that, if within such five (5) Business Day period the representatives of the Parties have not met to revise the Portfolio Project Model, then the representative of Seller shall revise and re-run the Portfolio Project Model in accordance with subparagraph 3(f) below using Seller’s list of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date.
(c)If the list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date is not prepared and delivered by Seller within the sixty (60) day period set forth in subparagraph 3(b) above, Purchaser shall be entitled (but not obligated) during the fifteen (15) day period commencing on the sixty-first (61st) day after the Closing Date to prepare (at Purchaser’s expense) and deliver to Seller a list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date as determined in good faith by Purchaser to calculate the Actual Working Capital and the Actual Indigo Plains Solar Financing Balance, together with a reasonably detailed explanation and documentation of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs. If, within thirty (30) days following delivery of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs information, Seller objects in writing to Purchaser (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute, and proposing alternative values with respect to such specific line items), such disputed items shall be subject to the objection and resolution provisions set forth in subparagraph 3(e) below. If any of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs are not timely objected to by Seller, then such Working Capital Inputs, Indigo

Plains Solar Financing Balance Inputs and the resulting Actual Working Capital and Actual Indigo Plains Solar Financing Balance shall be deemed final and no longer subject to dispute by either of the Parties. If within thirty (30) days following delivery of such Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs information, Seller does not object in writing to Purchaser, then the representatives of the Parties shall meet within five (5) Business Days following the end of such thirty (30)-day period to revise the Portfolio Project Model as set forth in subparagraph 3(f) below using Purchaser’s list of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date; provided, that, if within such five (5) Business Day period the representatives of the Parties have not met to revise the Portfolio Project Model, then the representative of Purchaser shall revise and re-run the Portfolio Project Model in accordance with subparagraph 3(f) below using Purchaser’s list of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date.
(d)If neither Purchaser nor Seller prepare and timely deliver a list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date in accordance with subparagraph 3(b) or subparagraph 3(c), above, no adjustments to the Portfolio Project Model will be made pursuant to subparagraph 3(f) below and the Closing Purchase Price shall be the Purchase Price.
(e)If Purchaser timely objects to Seller’s list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date pursuant to subparagraph 3(b) or if Seller timely objects to Purchaser’s list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date pursuant to subparagraph 3(c), then Seller and Purchaser shall negotiate in good faith and attempt to resolve the particular items and values that are identified in the applicable written notice of objection over a ten (10) day period commencing on delivery of written notice of objection pursuant to subparagraph 3(b) or subparagraph 3(c), as the case may be. Should such negotiations not result in an agreement as to the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date within such ten (10) day period (or such longer period as Seller and Purchaser may mutually agree in writing), then either Party may submit such disputed items and values to the Neutral Auditor. Each Party agrees to promptly execute a reasonable engagement letter, if requested to do so by the Neutral Auditor. Seller and Purchaser, and their respective representatives, shall cooperate fully with the Neutral Auditor. The Neutral Auditor, acting as an expert and not an arbitrator, shall resolve such disputed items and determine the values to be ascribed thereto, and determine the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date. The Parties hereby agree that the Neutral Auditor shall only decide the values ascribed to the specific disputed items, and the Neutral Auditor’s decision with respect to such disputed items must be within the range of values assigned to each such item in the applicable proposed list of the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date delivered by Seller or Purchaser, as the case may be, and the notice of objection, respectively. The Neutral Auditor shall be directed to determine such values (in accordance with the immediately preceding sentence) within thirty (30)

days after being retained as provided in this subparagraph 3(e). All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be borne equally by Seller and Purchaser. The Neutral Auditor shall be directed to resolve the disputed items and deliver to Seller and Purchaser a written determination of the amounts for such disputed items (such determination to be made consistent with this subparagraph 3(e), to include all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditor by Purchaser and Seller) within thirty (30) days after being retained and such determination will be final, binding and conclusive on the Parties and their respective Affiliates, representatives, successors and assigns. Notwithstanding anything in the Agreement to the contrary, the dispute resolution mechanism contained in this subparagraph 3(e) shall be the exclusive mechanism for resolving disputes, if any, regarding the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date for purposes of revising the Portfolio Project Model as set forth in subparagraph 3(f) below, if any, and neither Seller nor Purchaser shall be entitled to indemnification pursuant to Article X of the Agreement for Losses relating to matters used in determining or calculating the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date (other than the failure to pay amounts, if any, that become due and payable pursuant to subparagraph 3(f) below) or in respect of any of the assets or liabilities that are transferred to or assumed by Purchaser and that were included in the calculation of the Post-Closing Working Capital Adjustment Payment and Post-Closing Indigo Plains Solar Financing Balance. Within five (5) Business Days following the delivery by the Neutral Auditor to Seller and Purchaser of the Neutral Auditor’s written determination of the amounts of the disputed items of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date, the representatives of the Parties shall meet to revise the Portfolio Project Model as set forth in subparagraph 3(f) below using Seller’s or Purchaser’s list of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date delivered pursuant to subparagraph 3(b) or subparagraph 3(c) above, as the case may be, as modified by the Neutral Auditor’s determination of the amounts of the specific disputed items; provided, that, if within such five (5) Business Day period the representatives of the Parties have not met to revise the Portfolio Project Model, then the representative of Seller shall revise and re-run the Portfolio Project Model in accordance with subparagraph 3(f) below using the applicable list of Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs as of the Closing Date as modified by the Neutral Auditor.
(f)Within the applicable period set forth in subparagraphs 3(b), 3(c) or 3(e) above, as applicable, representatives of the Parties shall meet to revise the Portfolio Project Model as follows:

(i)the representatives of the Parties shall revise the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs to the Portfolio Project Model to reflect all changes to the Working Capital Inputs and Indigo Plains Solar Financing Balance Inputs; and
(ii)following the completion of the revisions described in clause (i), the Purchase Price shall be set forth in cell “C18” in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model.
Immediately upon completion of the revision of the Portfolio Project Model as set forth in subparagraphs (i) and (ii) of this subparagraph 3(f), Seller shall calculate the Post-Closing Working Capital Adjustment Payment and Post-Closing Indigo Plains Solar Financing Balance (which calculation shall, in the absence of manifest error, be binding on Seller and Purchaser) and not later than one (1) Business Day after such calculation is completed, notify Purchaser of the amount of the Post-Closing Working Capital Adjustment Payment and the Post-Closing Indigo Plains Solar Financing Balance (which may be a positive or negative amount). If the sum of the Post-Closing Working Capital Adjustment Payment and the Post-Closing Indigo Plains Solar Financing Balance is a positive amount, then Purchaser shall pay in cash to Seller such positive amount. If the sum of the Post-Closing Working Capital Adjustment Payment and the Post-Closing Indigo Plains Solar Financing Balance is a negative amount, then Seller shall pay in cash to Purchaser an amount equal to the absolute value of the sum of the Post-Closing Working Capital Adjustment Payment and the Post-Closing Indigo Plains Solar Financing Balance. Any such payment in respect of the Post-Closing Working Capital Adjustment Payment and the Post-Closing Indigo Plains Solar Financing Balance will be due and payable within three (3) Business Days after the Seller gives notice to Purchaser of the Post-Closing Working Capital Adjustment Payment and the Post-Closing Indigo Plains Solar Financing Balance as provided in this subparagraph 3(f). Any payments made pursuant to this subparagraph 3(f) shall be treated by the Parties as an adjustment to the Purchase Price for all purposes of the Agreement, including Tax purposes unless otherwise required by applicable Law.

PART IV: ADDITIONAL CLOSING DELIVERABLES
1.Additional Seller Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.2 of the Agreement to be delivered by Seller at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Seller shall deliver to Purchaser the following certificates, agreements and other documents (if “none” is written below, then there are no additional Seller Closing deliverables):
(a)the Build-Out Agreement, duly executed by NEER.

2.Additional Purchaser Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.3 of the Agreement to be delivered by Purchaser at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Purchaser shall deliver to Seller the following certificates, agreements and other documents (if “none” is written below, then there are no additional Purchaser Closing deliverables):
(a)the Build-Out Agreement, duly executed by Purchaser.

PART V: ADDITIONAL CLOSING CONDITIONS
1.Both Parties’ Obligation to Close. In addition to the conditions to each Party’s respective obligations to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.4 of the Agreement, the respective obligations of each Party to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by agreement of Seller and Purchaser in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.4 of the Agreement):
(a)FERC 203 Approval is received.
2.Seller’s Obligation to Close. In addition to the conditions to Seller’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.5 of the Agreement, the obligation of Seller to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.5 of the Agreement):
(a)none.
3.Purchaser’s Obligation to Close. In addition to the conditions to Purchaser’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.6 of the Agreement, the obligation of Purchaser to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Purchaser in whole or in part to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.6 of the Agreement):
(a)Seller shall have delivered a Phase I environmental site assessment for each Project, dated not earlier than one hundred eighty (180) days prior to the Closing Date (the “Phase I Reports”) to the Purchaser.

PART VI: ADDITIONAL REPRESENTATIONS AND WARRANTIES
1.    Additional Seller Representations and Warranties:

In addition to the representations and warranties of Seller set forth in Article IV of the Agreement, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article IV of the Agreement):
(a) none.

2.    Additional Seller Representations and Warranties in respect of the Acquired Companies:

In addition to the representations and warranties of Seller set forth in Article V of the Agreement, Seller hereby represents and warrants to Purchaser:
(a)In the Montezuma PPA, the “Seller” (as defined therein) is mistakenly defined as “NextEra Energy Montezuma Wind II, LLC”; “NextEra Energy Montezuma Wind II, LLC” is a scrivener’s error and is intended to be “NextEra Energy Montezuma II Wind, LLC” (the “Montezuma Scrivener’s Error”). Notwithstanding the language in the Montezuma PPA that provides that NextEra Energy Montezuma Wind II, LLC is the “Seller,” Montezuma Wind II Project Company is entitled to all of the rights and benefits of the “Seller” thereunder.

3.    Additional Purchaser Representations and Warranties:

In addition to the representations and warranties of Purchaser set forth in Article VI of the Agreement, Purchaser hereby represents and warrants to Seller (if “none” is written below, then there are no additional representations and warranties under Article VI of the Agreement):
(a)none.

PART VII: ADDITIONAL COVENANTS AND AGREEMENTS
1.Allocation of Purchase Price.
(a)With respect to the acquisition of the Interests, within ninety (90) days after all adjustments to the Purchase Price pursuant to this Acquired Companies Annex have been completed, Purchaser shall deliver to Seller a schedule (the “Purchase Price Allocation Schedule”) prepared in accordance with Section 755 of the Code and the Treasury Regulations promulgated thereunder. Thereafter, Seller and Purchaser shall use Commercially Reasonable Efforts to agree, within thirty (30) days of Seller’s receipt of the Purchase Price Allocation Schedule, to an allocation of the Purchase Price among the assets of the SellCo Acquired Companies and the SellCo II Acquired Companies, and paid to SellCo and SellCo II, that is consistent with the allocation methodology provided by Section 755 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”). Notwithstanding the foregoing, in the event Purchaser and Seller cannot agree as to the Allocation, each Party shall be entitled to take its own position in any Tax return, Tax proceeding or audit.
(b)Seller shall cooperate with Purchaser to cause valid elections under Section 754 of the Code (and any corresponding provisions of state and local Tax law) to be in effect for the Acquired Companies for the taxable period in which Purchaser acquires the Interests.
2.Outstanding Equity Contributions. Seller shall contribute (or will cause to be contributed) the following contributions:
(a)none.
3.Phase I Environmental Site Assessment. Notwithstanding anything in the Agreement (including provisions of Article X of the Agreement), Seller shall indemnify Purchaser for any Identified Environmental Losses (the “Environmental Reimbursement”). For the avoidance of doubt and for purposes of determining Identified Environmental Losses and the Environmental Reimbursement, if any, no Existing Phase I Reports were delivered to Purchaser prior to the Effective Time. The Environmental Reimbursement shall not be subject to, nor count towards, any limitation on liability or procedures or other provisions of Article X of the Agreement.
4.Montezuma Indemnity. Notwithstanding anything in the Agreement (including provisions of Article X of the Agreement), to the extent the Montezuma Scrivener’s Error is not corrected by the Closing Date, then the Seller shall indemnify Purchaser for any Losses arising out of, or relating to, the Montezuma Scrivener’s Error (the “Montezuma Scrivener’s Error Losses”). The Montezuma Scrivener’s Error Losses shall not be subject to, nor count towards, any limitation on liability or procedures or other provisions of Article X of the Agreement.
5.    Chaves County Solar Network Upgrades Reimbursement. Purchaser agrees that, following the Closing and promptly upon receipt thereof, Purchaser will pay (or will cause to be paid) to Seller the full amount for the Chaves County Solar Network Upgrades Reimbursement.
6.    Title Policies. Seller shall use its reasonable best efforts to obtain and deliver to Purchaser prior to the Closing an owner’s policy of title insurance in a form reasonably satisfactory to Purchaser with respect to each Project other than those for which such policies of insurance are set forth on Schedule Title Policies as of the Effective Date.

7.

PART VIII: TERMINATION
1. Termination. The Acquired Companies Acquisition contemplated by this Acquired Companies Annex, and, except as otherwise provided in Section 8.2 of the Agreement, the applicability of the provisions of the Agreement to such Acquired Companies Acquisition, may be terminated, and the transactions contemplated hereby or thereby may be abandoned, as follows:
(i)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by the mutual written consent of Seller and Purchaser at any time prior to the Closing with respect to such Acquired Companies Acquisition having occurred, such termination to be effective as of the date both Seller and Purchaser have signed such written consent;
(ii)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, by either Purchaser or Seller, by written notice to the other, if the Closing with respect to such Acquired Companies Acquisition, shall not have been consummated on or prior to the Outside Date, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that the right to terminate the Agreement with respect to such Acquired Companies Acquisition under this subparagraph 1(ii) shall not be available to Purchaser or Seller, as applicable, if Purchaser or Seller, as applicable, has breached any of its respective representations and warranties contained in the Agreement with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex or has failed to perform or comply with any of its respective obligations, covenants, agreements or conditions with respect to such Acquired Companies Acquisition required to be performed or complied with by such Party under the Agreement and such breach or failure has been the cause of, or resulted in, the failure of the applicable Closing to occur on or before such date;
(iii)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, by either Purchaser or Seller, by written notice to the other, if there shall be any Law that makes consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex illegal or otherwise prohibited, or there shall be in effect a final non-appealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, it being agreed that the Parties hereto shall comply with their obligations under

Section 7.1 of the Agreement with respect to any adverse determination which is appealable, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement;
(iv)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if Purchaser has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Purchaser contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Purchaser prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Purchaser continues to exercise such Commercially Reasonable Efforts, Seller may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph; provided, further, that Seller is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition, and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(v)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if Seller has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Seller contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Seller prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Seller continues to exercise such Commercially Reasonable Efforts, Purchaser may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph; provided, further, that Purchaser is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition, and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(vi)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Purchaser fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; or
(vii)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Seller fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement.
2.    Effect of Termination. In addition to the applicable effects of termination of an Acquired Companies Acquisition set forth in Section 8.2 of the Agreement, if the Agreement is validly terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex pursuant to paragraph 1 of this Part VIII, there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective Representatives or Affiliates) with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, the Agreement shall thereupon terminate with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex and become void and of no further force and effect and the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex shall be abandoned without further action of the Parties, except as provided in Section 8.2 of the Agreement.
3.     Outside Date. As used in this Acquired Companies Annex Agreement, the “Outside Date” shall mean September 30, 2023; and that the Outside Date may be extended upon the mutual written agreement of Seller and Purchaser, in which case the term “Outside Date” shall thereafter mean such date for all purposes of the Acquired Companies Acquisition.

PART IX: MODIFICATIONS TO AGREEMENT
The following provisions of the Agreement are amended as follows with respect to the Acquired Companies Acquisition to which this Acquired Companies Annex applies (if “none” is written below, then there are no modifications made to provisions of the Agreement under this Part IX):
(a)Exhibit A to the Agreement is hereby amended by adding the following additional definitions in appropriate alphabetical order:
“SellCo II” means NEP US SellCo II, LLC, a Delaware limited liability company.

“Seller” has the meaning given to it in the preamble; provided, that, for all the purposes of this Agreement, including the 2023-A Acquired Companies Annex, the term “Seller” shall be deemed to have the meaning set forth in the 2023-A Acquired Companies Annex, solely with respect to the 2023-A Acquired Companies.

(b)Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, including any applicable Acquired Companies Annex, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in the Interests.”
(c)The first sentence of Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to each Acquired Companies Acquisition, subject to the satisfaction of the Closing Conditions applicable to such Acquired Companies Acquisition, or the waiver thereof by the Party entitled to waive the applicable Closing Condition, the closing of the sale of the Interests and the consummation of such Acquired Companies Acquisition (each, a “Closing”) shall take place at the offices of Seller (or at such other place as the Parties may designate in writing) on the third (3rd) Business Day following the date on which all of the applicable Closing Conditions have been satisfied (other than Closing Conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such Closing Conditions) or waived by the Party entitled to waive the applicable Closing Condition, or on such other Business Day thereafter on or prior to the

Outside Date upon written notice of Closing delivered by Seller to Purchaser.”

(d)Subparagraph (b) of Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(b) [Reserved];”

(e)Subparagraph (a) of Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Schedule 5.2 to the applicable Acquired Companies Annex accurately sets forth the ownership structure and capitalization of each Acquired Company as of the Closing Date.”

(f)The first sentence of Section 5.12(g) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Other than as described in Schedule 5.12(g) to the applicable Acquired Companies Annex, there is no pending litigation known to any Acquired Company or Seller affecting the Property, nor any eminent domain proceedings affecting or threatened against the Property, nor, to Seller’s Knowledge, has there been any occurrence that is reasonably foreseeable to result in any such litigation.”

(g)Section 5.14(e) and Section 5.14(f) of the Agreement are hereby deleted in their entirety and replaced with the following:
“(e) Except as set forth in Schedule 5.14(e) to the applicable Acquired Companies Annex, to Seller’s Knowledge, there has been no Release of any Hazardous Material as a result of acts or omissions of the Acquired Companies at or from any Property in connection with the Business that would reasonably be expected to result in a Material Adverse Effect.

(f)    Except as set forth in Schedule 5.14(f) or as provided in the Phase I Reports, Hazardous Materials are not present at, on, under, in, or about the Property or any real property which is the subject of any leases entered by any Acquired Company in connection with the Business (i) in violation of Environmental Law; (ii) which could reasonably be expected to give rise to liability under any applicable Environmental Law, materially interfere with the continued operations of the Business through and after the applicable Closing, or impair the value of the Property or any such leased property; or (iii) that could reasonably be expected to require remedial action. This Section 5.14 contains the sole and exclusive representations and warranties of Seller with respect to Hazardous Materials, Environmental Laws, and other environmental matters, as identified herein.”

(h)The first sentence of Section 9.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Seller shall be responsible for and indemnify Purchaser against any Tax with respect to any applicable Acquired Company that is attributable to a Pre-Closing Taxable Period or to that portion of a Straddle Taxable Period that ends on the applicable Closing Date (including, as applicable, any adjustment in the amount of any item of income, gain, loss, deduction, or credit of any Acquired Company, or any distributive share thereof, to the extent such adjustment results in an “imputed underpayment” as described in Code section 6225(b) or any analogous provision of state or local law); provided, however, that Seller shall not be liable for, and shall not indemnify Purchaser for, any liability for Taxes (i) that were included as a liability in calculating the applicable Post-Closing Working Capital Adjustment Payment; (ii) that were otherwise paid by Seller, (iii) that were recoverable from a Person other than the Purchaser or the applicable Acquired Companies or (iv) resulting from transactions or actions taken by Purchaser or the applicable Acquired Companies after the applicable Closing.”
(i)Section 12.16 of the Agreement is hereby amended and restated in its entirety to read as follows:
        [Intentionally omitted.]”

EXHIBIT A-1
FORM OF BUILD-OUT AGREEMENT
(The form of Build-Out Agreement follows this cover page)

RLF1 28834152v.3

Form of Build-Out Agreement
BUILD-OUT AGREEMENT
This BUILD-OUT AGREEMENT (this “Agreement”), dated as of April [●], 2023, is entered into by and between NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NextEra”), and NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC, a Delaware limited liability company (“NEPA”). NextEra and NEPA shall be referred to herein collectively as the “Parties” and, individually, as a “Party.”
PRELIMINARY STATEMENTS:
1.(i) Chaves County Solar, LLC, a Delaware limited liability company (“Chaves County Solar Project Company”), has developed and owns a seventy (70)-megawatt solar photovoltaic electric generating facility located in Chaves County, New Mexico (the “Chaves County Solar Project”), (ii) Live Oak Solar, LLC, a Delaware limited liability company (“Live Oak Solar Project Company”), has developed and owns a fifty-one (51)-megawatt solar photovoltaic electric generating facility located in Candler County, Georgia (the “Live Oak Solar Project”), (iii) NextEra Energy Montezuma II Wind, LLC, a Delaware limited liability company (“Montezuma II Wind Project Company”), has developed and owns a seventy-eight and two tenths (78.2)-megawatt wind power electric generating facility located in Solano County, California (the “Montezuma II Wind Project”), (iv) River Bend Solar, LLC, a Delaware limited liability company (“River Bend Solar Project Company”), has developed and owns a seventy-five (75)-megawatt solar photovoltaic electric generating facility located in Lauderdale County, Alabama (the “River Bend Solar Project”), (v) Casa Mesa Wind, LLC, a Delaware limited liability company (“Casa Mesa Wind Project Company”), has developed and owns a fifty (50)-megawatt wind power electric generating facility and the 1 megawatt battery energy storage system located in De Baca and Quay Counties, New Mexico (the “Casa Mesa Wind Project”), (vi) Langdon Renewables, LLC, a Delaware limited liability company (“Langdon Wind Project Company”), has developed and owns a one hundred and fifty-nine(159)-megawatt wind power electric generating facility located in Cavalier County, North Dakota (the “Langdon Wind Project”), and (vii) New Mexico Wind, LLC, a Delaware limited liability company (“New Mexico Wind Project Company”), has developed and owns a two hundred and four (204)-megawatt wind power electric generating facility located in De Baca and Quay Counties, New Mexico (the “New Mexico Wind Project”). The Chaves County Solar Project Company, Live Oak Solar Project Company, Montezuma II Wind Project Company, River Bend Solar Project Company, Casa Mesa Wind Project Company, Langdon Wind Project Company and New Mexico Wind Project Company are hereinafter collectively referred to as the “Project Owners,” and each as a “Project Owner.” The Montezuma II Wind Project, Casa Mesa Wind Project, Langdon Wind Project and New Mexico Wind Project are hereinafter collectively referred to as the “Wind Projects,” and each, individually, a “Wind Project.” The Chaves County Solar Project, Live Oak Solar Project and River Bend Solar Project are hereinafter collectively referred to as the “Solar Projects,” and each, individually, a “Solar Project.” The Wind Projects and the Solar Projects are hereinafter collectively referred to as the “Projects” and each as a “Project.”
2.Whiptail-Montezuma Funding, LLC, a Delaware limited liability company, is the sole member of Whiptail-Montezuma Holdings, LLC, and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Whiptail-Montezuma Holdings, LLC.
3.Whiptail-Montezuma Holdings, LLC, a Delaware limited liability company, is the sole member of (i) Southwest Wind Class A Holdings, LLC, and (ii) Montezuma Wind Holdings II, LLC, and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of each of (i) Southwest Wind Class A Holdings, LLC, and (ii) Montezuma Wind Holdings II, LLC.

Form of Build-Out Agreement
4.Montezuma Wind Holdings II, LLC, a Delaware limited liability company, is the sole member of Montezuma II Wind Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Montezuma II Wind Project Company.
5.Southwest Wind Class A Holdings, LLC, is the sole Class A Member of Whiptail Wind, LLC, and the sole owner of one hundred percent (100%) of the issued and outstanding Class A Membership Interests of Whiptail Wind, LLC.
6.Whiptail Wind, LLC, a Delaware limited liability company, is the sole member of each of (i) Casa Mesa Wind Project Company, (ii) Langdon Wind Project Company, and (iii) New Mexico Wind Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests in each of (i) Casa Mesa Wind Project Company, (ii) Langdon Wind Project Company, and (iii) New Mexico Wind Project Company.
7.Chaves County Solar Project Company is the sole member of Chaves County Solar Holdings, LLC, a Delaware limited liability company, and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Chaves County Solar Holdings, LLC.
8.VMCLR Holdings, LLC, a Delaware limited liability company, is the sole member and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of each of (i) Indigo Plains Solar Funding, LLC, and (ii) Indigo Plains Solar Class B Holdings, LLC.
9.Indigo Plains Solar, LLC, a Delaware limited liability company, is the sole member of each of (i) Chaves County Solar Project Company, (ii) Live Oak Solar Project Company, and (iii) River Bend Solar Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests in each of (i) Chaves County Solar Project Company, (ii) Live Oak Solar Project Company, and (iii) River Bend Solar Project Company.
10.Indigo Plains Solar Class B Holdings, LLC, a Delaware limited liability company, is the sole “Class B Member” of Indigo Plains Solar, LLC and the sole owner of one hundred percent (100%) of the “Class B Membership Interests” in Indigo Plains Solar, LLC.
11.Indigo Plains Solar Holdings, LLC, a Delaware limited liability company, is the sole “Class A Member” of Indigo Plains Solar, LLC and the sole owner of one hundred percent (100%) of the “Class A Membership Interests” in Indigo Plains Solar, LLC.
12.Indigo Plains Solar Funding, LLC, a Delaware limited liability company, is the sole member of Indigo Plains Solar Holdings, LLC and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Indigo Plains Solar Holdings, LLC.
13.Casa Mesa Wind Project Company is the sole member of Casa Mesa Wind Investments, LLC, a Delaware limited liability company, and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Casa Mesa Wind Investments, LLC.
14.New Mexico Wind Project Company is the sole member of Pacific Power Investments, LLC, a Delaware limited liability company, and the sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Pacific Power Investments, LLC.
15.NEPA is the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of each of (i) Whiptail-Montezuma Funding, LLC, and (ii) VMCLR Holdings, LLC.

Form of Build-Out Agreement
16.Each of the Projects is located on the land described in the easements, rights of way, leases, deeds and other instruments in real property to which the applicable Project Owner is a party on the date hereof (“Project Easements”).
17.NextEra or its Affiliates own, or may in the future own, options to and/or may obtain, easements, leases or other land rights in neighboring or adjacent lands to one or more of the Projects (to the extent (x) within five (5) kilometers of any Wind Turbines of such applicable Wind Project, or (y) any such rights are reasonably expected to result in any Shading and Soiling Effect with respect to a Solar Project, or (z) any O&M Interference Effect or Transmission Access Effect (all such rights, to the extent of clauses (x), (y), or (z), the “Subsequent Phase Land Rights” and, together with the applicable Project Easements, the “Project Land Rights”)).
18.The Parties contemplate that the Subsequent Phase Land Rights will be used in connection with the construction of additional electric generation facilities and energy storage facilities.
19.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their Affiliates with respect to (a) the economic effects, if any, on a Project Owner (including any owner of a Project Owner) as a result of any Wind Interference Effect (with respect to any Wind Project), Shading and Soiling Effect (with respect to any Solar Project), Transmission Access Effect and/or O&M Interference Effect, as applicable, caused by the Implementation of Subsequent Phases, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to transmission lines on and across the lands covered by the applicable Project Easements to develop that Subsequent Phase (but excluding the placement of any electric generating equipment thereon) in an orderly manner and in a manner capable of being financed, and (c) the protection of each Project Owner’s rights under the applicable Interconnection Agreement, in each such case, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree to the following:
ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION
1.1    Definitions.
The following capitalized terms will have the respective meanings set forth below.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common control. For purposes of this Agreement, Affiliates of NextEra include any investment funds or publicly-traded vehicles for the ownership of operating power generation or transmission assets (such as a “yield co”) controlled by NextEra, NextEra Energy, Inc., a Delaware corporation, and any Affiliate of NextEra Energy, Inc., which, notwithstanding anything to the contrary contained herein, shall expressly include NextEra Energy Partners, LP, a Delaware limited partnership (“NEP”), so long as NextEra or any Affiliate of NextEra controls (x) the general partner of NEP or (y) NextEra Energy Management Partners, LP, a Delaware limited partnership, in its capacity as the “Manager” under the Third Amended and Restated Management Services Agreement, dated as of June 9,

Form of Build-Out Agreement
2022, by and among NEP, NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company, NextEra Energy Operating Partners, LP, a Delaware limited partnership, and NextEra Energy Management Partners, LP, a Delaware limited partnership.
“Affiliate Build-Out Agreement” has the meaning given in Section 2.1(a).
“Agreement” means this Build-Out Agreement, as amended from time to time.
“Build-Out Payment” means, as to the Project Owners, the amount set forth in cell [*] in the “DCF” tab of the Portfolio Project Model for the Projects after the Portfolio Project Model has been updated with any changes needed to take into account the Subsequent Phase Effect caused by a Subsequent Phase on the Projects, as determined by NextEra in consultation with the applicable Independent Engineer, Independent Wind Consultant, and Independent Transmission Consultant.
“Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the applicable Project(s), the amount of the Build-Out Payment for such Subsequent Phases.
“Chaves County Solar II Project” means that certain 30 megawatt solar photovoltaic electric generating facility located in Chaves County, New Mexico which will be developed and owned by Chaves County Solar II, LLC.
“Equity Interests” has the meaning set forth in the Purchase Agreement.
“Excluded Project” means the Chaves County Solar II Project which is excluded from (i) being included as a Subsequent Phase Effect and (ii) any and all Build-Out Payments.
“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any county or municipal government, any governmental authority and any political subdivision, or agency of any of the foregoing, including courts, departments, commissions, boards, bureaus, regulatory bodies, agencies or other instrumentalities, including any regional transmission organizations or independent system operators.
“Implementation” or “Implement” or “Implemented” or “Implementing” means (i) with respect to a Subsequent Phase that is a wind farm, the construction, Repowering or commercial operation of any Wind Turbine, and (ii) with respect to a Subsequent Phase that is either an energy storage facility or an electric generation facility that is not a wind farm, the commencement of construction or commercial operation of such Subsequent Phase which could reasonably be expected to affect any Project; provided, however, that, in either clause (i) or (ii), “Implementation,” “Implement,” “Implemented” and “Implementing” shall not include any development activities, including any activities preparing the site for a Subsequent Phase.
“Independent Engineer” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Engineer” for such Project on Schedule 1 hereto, or a successor independent engineer appointed by NEPA.
“Independent Transmission Consultant” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Transmission Consultant” for such Project on Schedule 1 hereto, or another transmission consultant appointed by NEPA.

Form of Build-Out Agreement
“Independent Wind Consultant” has the meaning, with respect to a Wind Project, the entity or entities, as the context may require, set forth as the “Independent Wind Consultant” for such Project on Schedule 1 hereto, or another wind consultant appointed by NEPA.
“Interconnection Agreements” means, as to the applicable Project, (i) that certain Generator Interconnection Agreement dated February 8, 2016, by and between Southwest Power Pool, Inc., Southwestern Public Service Company and Chaves County Solar, LLC, as amended by the Revised Appendices dated September 7, 2016, (ii) that certain Large Generator Interconnection Agreement dated September 11, 2015, by and between Live Oak Solar, LLC and Southern Company Services, Inc., as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, and Mississippi Power Company, as amended by the Reimbursement Agreement dated December 1, 2015, by and between Live Oak Solar, LLC and Georgia Power Company, (iii) that certain Interconnection Agreement dated August 30, 2016, by and between Tennessee Valley Authority and River Bend Solar, LLC, (iv) that certain Test and Start-up Power Agreement dated August 31, 2016, by and between Tennessee Valley Authority and River Bend Solar, LLC, (v) that certain First Revised Standard Large Generator Interconnection Agreement dated April 11, 2018, by and between Casa Mesa Wind, LLC and Public Service Company of New Mexico, (vi) that certain Standard Large Generator Interconnection Agreement dated December 17, 2010, among NextEra Energy Montezuma II Wind, LLC, Pacific Gas and Electric Company, and California Independent System Operator Corporation, (vii) that certain Amended and Restated Large Generator Interconnection Agreement dated March 24, 2022, by and between Langdon Renewables, LLC and Minnkota Power Cooperative, Inc. and that certain Service Agreement for Control Area Services and Operations by and between Langdon Wind, LLC and Otter Tail Corporation d/b/a Otter Tail Power Company dated March 1, 2008, (viii) that certain Large Generator Interconnection Agreement dated September 3, 2008, between Langdon Wind, LLC and Minnkota Power Cooperative, Inc., as amended by Amendment No. 1 to Large Generator Interconnection Agreement dated as of October 9, 2018, and (ix) that certain First Revised Standard Large Generator Interconnection Agreement between New Mexico Wind, LLC and Public Service Company of New Mexico and that certain Interconnection Agreement made and entered into as of May 7, 2003, by and between Public Service Company of New Mexico and FPL Energy New Mexico Wind, LLC.
“Law” means any applicable statute, law, ordinance, regulation, rate, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.
“NextEra” has the meaning given in the preamble to this Agreement.
“O&M Building” has the meaning given in Section 2.2.
“O&M Interference Effect” means the specifically identifiable increased costs or cash savings achieved by a Project due to the Implementation of a Subsequent Phase as a result of sharing the Subsequent Phase Rights, facilities and infrastructure, as all of the above are reasonably determined by the Independent Engineer.
“Parties” or “Party” has the meaning given in the preamble to this Agreement and shall include the respective successors and permitted assigns of each Party.
“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, estate, association, joint venture, cooperative, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.
“Phase Design” has the meaning given in Section 2.1(b).
“Point of Interconnection” has the meaning given in the applicable Interconnection Agreement.

Form of Build-Out Agreement
“Portfolio Project Model” has the meaning set forth in the Purchase Agreement, but solely with respect to each of the Project Owners in this Agreement as modified from time to time pursuant to Section 2.1(i) of this Agreement for each Implementation of a Subsequent Phase for which a Cash Adjustment has been paid.
“Project” and “Projects” have the meanings given in paragraph 1 of the Preliminary Statements to this Agreement and shall include all related interconnection facilities and all other rights necessary for the ownership and operation of the Projects and the sale of power from the Projects.
“Project Easements” has the meaning given in paragraph 16 of the Preliminary Statements to this Agreement.
“Project Land Rights” has the meaning given in paragraph 17 of the Preliminary Statements to this Agreement.
“Project Owner” and “Project Owners” have the meanings given in paragraph 1 of the Preliminary Statements to this Agreement.
“Proximate Turbine” means any Wind Turbine located within five (5) kilometers of any Wind Turbine of each of the Projects, as applicable.
“Purchase Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, and amended on September 8, 2016, as amended, supplemented and modified by the Amendment to Amended and Restated Purchase and Sale Agreement, dated as of April 24, 2023, and the 2023-A Acquired Companies Annex attached as Attachment 1 thereto.
“Repowering” or “Repowered” means (i) changes or replacement of the equipment constituting an electric generation facility or energy storage facility which increases the transmission impact of such facility or (ii) the change of the height or rotor diameter or replacement of the equipment constituting a Wind Turbine with newer technology which increases the wake and/or transmission impact of such Wind Turbine.
“Shading and Soiling Effect” means the identified detrimental effect on a Project Owner due to the Implementation of a Subsequent Phase, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Portfolio Project Model as a result of shading and/or soiling created or increased by the presence of the Subsequent Phase in connection with the Implementation of such Subsequent Phase, all of the above as then reasonably determined by the Subsequent Phase Owner or the Independent Engineer; provided, that any Subsequent Phase comprising a wind energy project located at least one (1) kilometer from the applicable Project shall be deemed not to result in any Shading and Soiling Effect; and provided, further, that a Subsequent Phase’s effect as set forth above shall not be considered a “Shading and Soiling Effect” unless the Subsequent Phase Owner or the Independent Engineer, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
“Shared Facilities Agreement” has the meaning given in Section 2.2.
“Solar Project” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement.
“Subsequent Party” means, with respect to any Subsequent Phase, any Party, Affiliate of NextEra, or other valid successor or assignee thereof that owns or plans to develop such Subsequent Phase.

Form of Build-Out Agreement
“Subsequent Phase” means any electric generation facility, expansion of an electric generation facility, energy storage facility, expansion of an energy storage facility or Repowering which is to be Implemented using the applicable Subsequent Phase Rights; provided that, for the avoidance of doubt, no electric generation facility or energy storage facility that is Implemented after giving effect to and complying with the terms and conditions of this Agreement (a “Compliant Project”), shall, subject to the immediately following sentence, be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, (i) in the event that any electric generating equipment with capacity to generate more than 4.0 MW of electricity included in any Compliant Project is to be relocated or Repowered and such electric generating equipment is reasonably expected to result in any Shading and Soiling Effect (on a Solar Project), O&M Interference Effect or Transmission Access Effect after such relocation or Repowering, or (ii) in the event that any energy storage facility equipment included in any Compliant Project is to be relocated and such relocation is reasonably expected to result in a Transmission Access Effect after such relocation, then, in the case of the foregoing clauses (i) and (ii), the relocation or Repowering of such electric generating equipment or energy storage facility equipment, as applicable, will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement, and (iii) in the event that such Compliant Project is a wind farm and more than two (2) Wind Turbines included in such Compliant Project are to be either relocated or Repowered and such Wind Turbines are Proximate Turbines or would be Proximate Turbines after such relocation, then the relocation or Repowering of such Wind Turbines will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement. For avoidance of doubt, (1) no Project, action at any Project, action taken by any Project Owner or Excluded Project shall be, or be deemed for any purpose to be, a Subsequent Phase and (2) any expansion, relocation or Repowering of the Wind Turbines at a Wind Project shall not be subject to this Agreement.
“Subsequent Phase Effect” means (i) with respect to a subsequent phase that is an electric generation facility or an energy storage facility, the net effect on a Project of the aggregate of any Transmission Access Effect, Shading and Soiling Effect and O&M Interference Effect, and (ii) with respect to a Subsequent Phase that is a wind farm, the net effect of the Wind Interference Effect on such Project.
“Subsequent Phase Land Rights” has the meaning given in paragraph 17 of the Preliminary Statements to this Agreement.
“Subsequent Phase Owner” means any Party or Affiliate of NextEra or any Subsequent Party which has or subsequently acquires Subsequent Phase Rights after the date of this Agreement.
“Subsequent Phase Rights” means (i) with respect to a Subsequent Phase that is an electric generation facility, the right to use (A) the Project Land Rights, (B) any facilities or infrastructure of a Project, or (C) the Transmission Facilities, and (ii) with respect to a Subsequent Phase that is an energy storage facility, the rights to use (A) any Project Easements, (B) any facilities or infrastructure of a Project, or (C) the Transmission Facilities, in each case of clause (i) and (ii), to the extent such right relates to the Implementation after the date hereof of a Subsequent Phase, (I) the expansion after the date hereof of a Subsequent Phase, (II) any relocation of electric storage facility equipment reasonably expected to have a Transmission Access Effect, and (III) the relocation or Repowering of more than two (2) Proximate Turbines after the date hereof, or the relocation or Repowering after the date hereof of electric generating equipment with the capacity to generate more than 4.0 MW of electricity at an electric generation facility (other than the Projects).

“Transferred Affiliate Build-Out Agreement” has the meaning given in Section 2.1(a).
“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, the identified detrimental effect on the applicable Project as a result of (i) a Subsequent Phase being granted access to and use of any of such Project’s Transmission Facilities, including any increase in line losses and any added costs, expenses or losses (including lost revenues, on a grossed up basis, and lost

Form of Build-Out Agreement
federal and state production tax credits) of the applicable Project associated with the energy production curtailment, down time or line loss of such Project resulting from the upgrading, tying into, starting up, testing, commissioning or use of any of its Transmission Facilities by the Subsequent Phase, and (ii) if such Subsequent Phase is an electric generation facility utilizing a point of interconnection within five (5) kilometers of a Project’s Point of Interconnection, to the extent not duplicative, the anticipated increased energy production curtailment incurred by a Project as a result of such Subsequent Phase interconnecting to the same transmission system as such Project. Any such calculation under clause (i) or clause (ii) above shall include (A) the effects of any Shared Facilities Agreement or other shared metering arrangement or protocol entered into between the applicable Project, the applicable Subsequent Phase and any other electric generation or energy storage facilities sharing, accessing or using the Transmission Facilities of the applicable Project in accordance with Section 2.2 or otherwise, and (B) lost revenues and lost federal investment tax credits and state tax credits of the applicable Project, in each case, as then reasonably determined by the Independent Transmission Consultant and, if relevant in the case of an energy storage facility, the Independent Engineer; provided, however, that a Subsequent Phase’s effect under (ii) above shall not be considered a “Transmission Access Effect” unless the Subsequent Phase Owner or the Independent Transmission Consultant, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
“Transmission Facilities” means a Project’s substation or any portion of the transmission line or facilities used by a Project Owner which are located on such Project’s side of its Point of Interconnection.
“Wind Interference Effect” means, with respect to the Implementation of a Subsequent Phase that is a wind farm (including Repowering or expansion thereof), the identified detrimental effect on a Project, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Portfolio Project Model as a result of wake effects created by the presence of Wind Turbines of such Subsequent Phase in connection with the Implementation of such Subsequent Phase, as then reasonably determined by the Independent Wind Consultant; provided that any Subsequent Phase comprising a solar energy project shall be deemed not to result in any Wind Interference Effect; provided, further, that a Subsequent Phase’s effect as set forth above shall not be considered a “Wind Interference Effect” unless the Subsequent Phase Owner or the Independent Wind Consultant, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
“Wind Project” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement.
“Wind Turbine” means a wind turbine generator, each including the following components: a tower, a nacelle, turbine blades, controller/low voltage distribution panel console (including interconnecting cabling from the nacelle to the ground controller), control panels, wind vanes, FAA lighting, grounding, and anemometers.

1.2    Rules of Interpretation.
(a)Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.

Form of Build-Out Agreement
(b)    In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”
(c)    Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
(d)    This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.
ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES
2.1    Rights to Develop Subsequent Phases.
(a)    In accordance with the terms of this Agreement, NEPA acknowledges and agrees to the right of any Subsequent Phase Owner to Implement any Subsequent Phase. Each Party and each Subsequent Phase Owner which is a party hereto agrees that it will not Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1. Without limiting the foregoing, NextEra agrees that it will not permit any of its Affiliates to Implement any Subsequent Phase unless such Affiliate complies with the procedures set forth in this Section 2.1 or enters into a build-out agreement with respect to such Subsequent Phase (an “Affiliate Build-Out Agreement”) in substantially the form of, or becomes a party to, this Agreement. In addition, NextEra further agrees that prior to it or any of its Affiliates selling or otherwise transferring any direct or indirect interest in an Affiliate of NextEra that has Subsequent Phase Rights to any non-Affiliate, it shall cause such Affiliate holding such Subsequent Phase Rights to become a party to this Agreement or to enter into a build-out agreement with respect to such Subsequent Phase Rights in substantially the form of this Agreement (a “Transferred Affiliate Build-Out Agreement”) unless the Affiliate holding such Subsequent Phase Rights continues to be controlled or managed directly or indirectly by NextEra. For the avoidance of doubt, any such Affiliate Build-Out Agreement or Transferred Affiliate Build-Out Agreement shall not apply to Subsequent Phase Rights acquired by a former Affiliate of NextEra (which is not an Affiliate at the time of such acquisition); rather, such acquisition by a former Affiliate of NextEra will instead be treated as an acquisition by an ordinary non-Affiliate of NextEra for purposes of this Agreement.

Form of Build-Out Agreement
(b)    Prior to beginning the Implementation of any Subsequent Phase, the Subsequent Phase Owner will, at its own expense, prepare and present to the applicable Project Owner a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase), and if appropriate, a new or modified metering protocol (the “Phase Design”) and determine on a preliminary basis (i) solely with respect to a Solar Project, the Shading and Soiling Effect (unless such Subsequent Phase does not result in any Shading and Soiling Effect on such Solar Project), (ii) solely with respect to a Wind Project, the Wind Interference Effect (unless such Subsequent Phase does not result in any Wind Interference Effect), (iii) the O&M Interference Effect, and (iv) the Transmission Access Effect. The applicable Project Owner and the Subsequent Phase Owner will calculate (1) solely with respect to a Solar Project, the Shading and Soiling Effect (unless such Subsequent Phase does not result in any Shading and Soiling Effect on such Solar Project), (2) solely with respect to a Wind Project, the Wind Interference Effect (unless such Subsequent Phase does not result in any Wind Interference Effect), (3) the O&M Interference Effect, and (4) the Transmission Access Effect; provided, however, that the applicable Project Owner and the Subsequent Phase Owner shall have no obligation to perform such calculation with respect to the Wind Interference Effect if the Subsequent Phase does not contain any Proximate Turbines of the applicable Project.
(c)    Based on the Subsequent Phase Effect, if any, as reasonably determined by the Subsequent Phase Owner, NextEra will run the Portfolio Project Model for the applicable Project, in each case, changing the inputs or assumptions, as applicable, solely to give effect to the Subsequent Phase Effect as calculated on a preliminary basis.
(d)    If the applicable Portfolio Project Model is modified for the Subsequent Phase Effect, as reasonably determined by the Subsequent Phase Owner on a preliminary basis, results in Build-Out Payment greater than zero, then NextEra will determine the relevant Cash Adjustment, assuming that the Subsequent Phase is built in accordance with the Phase Design. If the Portfolio Project Model as modified on a preliminary basis for the Subsequent Phase Effect is equal to zero, no further action is required under this Section 2.1(d).
(e)    As a condition to Implementation of the Subsequent Phase, but only if the estimated Cash Adjustment is in excess of one million dollars ($1,000,000), the Subsequent Phase Owner will provide one or more guarantees by NextEra for the Cash Adjustment, or in lieu thereof, a letter of credit or other security in form and substance, and issued by a party, reasonably satisfactory to NEPA.
(f)    Within ninety (90) days following the commencement of operation of a Subsequent Phase (or any portion thereof which could reasonably be expected to affect any Project) on a commercial basis, the Subsequent Phase Owner and the applicable Project Owner will cause (1) the Independent Engineer to provide a report analyzing and determining (A) the Shading and Soiling Effect (solely with respect to a Solar Project), (B) the Wind Interference Effect, and (C) the O&M Interference Effect, (2) the Independent Transmission Consultant to provide a report analyzing and determining (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in analyzing and determining) on a final basis the Transmission Access Effect, and (3) the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) to calculate the Subsequent Phase Effect and provide a report reflecting the final design and construction timetable (including changes in the projected construction schedule and operations date), and if appropriate, a new or modified metering protocol (each such report in subsections (1) through (3), a “Report” and collectively, the “Reports”); provided that if the Independent Engineer determines that the Subsequent Phase does not result in any O&M Interference Effect, Shading and Soiling Effect (solely with respect to a Solar Project), or Wind Interference Effect (solely with respect to a Wind Project), then the Subsequent Phase Effect shall be equal to the Transmission Access Effect, if any. The Reports shall be subject to review and comment as provided in Section 2.1(g) below.

Form of Build-Out Agreement
(g)    Based on the Subsequent Phase Effect, if any, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, as reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) under Section 2.1(f), NextEra will re-run the Portfolio Project Model for the applicable Project, in each case, changing the inputs or assumptions, as applicable, solely to give effect to the final Subsequent Phase Effect.
(h)    If the final determination of the Subsequent Phase Effect as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, as reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) and the Wind Interference Effect, if any, reasonably determined by the Independent Wind Consultant (and to the extent the analysis is beyond the scope of the Independent Wind Consultant, the Independent Engineer shall assist in such reasonable determination) is negative as to NEPA, NextEra will determine the Cash Adjustment, if any, and the Subsequent Phase Owner will, within thirty (30) days following the receipt of such determination (as obtained in Section 2.1(g) above), pay any such Cash Adjustment to NEPA. If the applicable Portfolio Project Model, as modified on a final basis for the final Subsequent Phase Effect, results in a Cash Adjustment equal to zero, then no further action is required under this Section 2.1(h).
(i)    Upon payment of a Cash Adjustment to NEPA by NextEra, the Portfolio Project Model will be revised to reflect, with respect to the applicable Project, (A) the final Subsequent Phase Effect and (B) the final Cash Adjustment, and, as so revised, will be the Portfolio Project Model used for purposes of this Section 2.1 in respect of the next Subsequent Phase, if any.
(j)    If NEPA disputes the calculation of a Cash Adjustment, the Subsequent Phase Owner and the Parties shall meet and work together in good faith to resolve such dispute. If the Subsequent Phase Owner and the Parties disputing the calculation cannot resolve such disagreement within twenty (20) days, the Subsequent Phase Owner shall pay the portion of any Cash Adjustment that is not in dispute, and the Subsequent Phase Owner and NEPA shall each appoint an independent expert to resolve such dispute. Thereafter, if such independent experts cannot agree within twenty (20) days of receiving all appropriate information, they shall jointly appoint a third independent expert whose decision shall be binding on the Subsequent Phase Owner and each of the Parties, and, failing agreement on such third independent expert within ten (10) days, such third independent expert shall be appointed by the International Chamber of Commerce upon the written request of the Subsequent Phase Owner or any Party. To the extent it is determined that any Cash Adjustment was not calculated correctly, the Subsequent Phase Owner shall make a supplemental Cash Adjustment (with interest at the prevailing rate) as necessary. The cost of the independent experts shall be the responsibility of the Subsequent Phase Owner unless NEPA or its Affiliates shall have acted in bad faith, in which case NEPA shall be obligated to pay such costs.
(k)    NextEra will not and will not permit any Affiliate of NextEra to, and each Party agrees it will not, sell or transfer any Subsequent Phase Rights to another Subsequent Party, unless it simultaneously assigns and delegates to such Subsequent Party, and such Subsequent Party shall assume, the rights and obligations of the Subsequent Phase Owner under this Agreement to the extent relating to such Subsequent Phase or enters into a build-out agreement in respect of such Subsequent Phase in substantially the form of this Agreement; provided that, in connection with any assignment of any Subsequent Phase Rights relating to a Subsequent Phase which is being Implemented and for which a guaranty by NextEra, letter of credit or other security is outstanding, such guaranty, letter of credit or other security shall either remain in full force and effect or be replaced with another guaranty, letter of credit or other security in form and substance, and issued by a party which is, reasonably satisfactory to NEPA.

Form of Build-Out Agreement
2.2    Shared Facilities Agreement.

The Parties acknowledge that, as currently contemplated, the Implementation of one or more of the Subsequent Phases may require access to and use of the facilities (a) owned or leased by a Project Owner or (b) to which a Project Owner holds an easement, right-of-way or other interest, including a Project substation and the real property upon which such Project substation is located. To the extent that such facilities will accommodate Subsequent Phases on an ongoing operational basis (and excluding any temporary shared access for less than six (6) months that is addressed pursuant to any Transmission Access Effect and the adjustments therefor made pursuant to the terms hereof), prior to the commencement of construction in connection with such Subsequent Phase that will require access to and use of such facilities for purposes of its operations, the Subsequent Phase Owner shall become a party to a shared facilities agreement in accordance with the terms and conditions hereof. Each Project Owner agrees, upon the request of the Subsequent Phase Owner in respect of the Implementation of any Subsequent Phase, to execute and deliver a shared facilities agreement in a form to be agreed to by the Subsequent Phase Owner and the applicable Project Owner; provided that such agreement shall be on terms no less favorable to the Project Owner than generally available in an arm’s-length transaction and shall not result in a material adverse effect on any Project or NEPA (the “Shared Facilities Agreement”). At the request of the Subsequent Phase Owner, the applicable Project Owner will consider, in good faith and in its reasonable discretion, granting access to and use of (to the extent such Project Owner has the right to grant such access and use of) the operations and maintenance building used by its Project (the “O&M Building”) and the O&M Building site with respect to a Subsequent Phase but only where such access and use do not interfere with, and are not otherwise incompatible with, the use of such facilities and property by the applicable Project or any other previously constructed Subsequent Phase that has been granted access to and use of the O&M Building and O&M Building site. Each Party agrees that (i) to the extent that a Subsequent Phase shares, has been granted access to or uses the Transmission Facilities of a Project, the Shared Facilities Agreement (or a standalone metering agreement) will address shared metering protocols as needed to properly allocate line and/or load losses and charging and/or discharging (subject to the approval of the relevant offtaker, if applicable) between the Project, the applicable Subsequent Phase and any other electric generation or energy storage facilities sharing, accessing or using such Transmission Facilities of the applicable Project and (ii) the Shared Facilities Agreement will provide for the right and obligation of any Subsequent Phase to share, pro rata with the total installed capacity of the applicable Project and the Subsequent Phase at such time (taking into account such Subsequent Phase), in the benefits, costs and liabilities of certain Shared Facilities (to be defined in the Shared Facilities Agreement) of the applicable Project; provided that the Subsequent Phase shall not be obligated to pay a pro rata share of the capital costs of such existing Shared Facilities and no Project shall be obligated to pay a pro rata share of the capital costs of such new Shared Facilities constructed by the Subsequent Phase; provided, further, that, notwithstanding any of the foregoing, if any such sharing causes an increase in the costs (including capital costs and operation and maintenance costs) and/or liabilities of any Project, such Subsequent Phase will be solely responsible for such incremental increase (it being understood that any such incremental increase in costs shall be without duplication of any costs already incorporated into any Transmission Access Effect already taken into account as part of the determination of the Subsequent Phase Effect pursuant to Section 2.1). Nothing in this Section 2.2 shall prohibit (1) the placement of wind generating facilities or energy storage facilities on land described in the Project Easements and (2) the entry into or execution of any co-tenancy agreement or sub-easement or assignment of Project Easements in connection with such placement, so long as each of the following is satisfied: (A) the Subsequent Party Implementing such wind generating facility or energy storage facility assumes the rights and obligations of the Subsequent Phase Owner under this Agreement with respect to such facility or enters into a build out agreement in respect of such facility in substantially the form of this Agreement and (B) such placement and operation of the wind generating facility or energy storage facility is not otherwise incompatible with, the use of such land and Project Easements by the Project.

Form of Build-Out Agreement
ARTICLE THREE
GENERAL PROVISIONS
3.1    Notices.
Any notice to be given under this Agreement will be in writing and will be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice will be deemed to have been served when delivered by hand or express courier at that address or received by e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:

If to NEPA, to:

NextEra Energy Partners Acquisitions, LLC
700 Universe Boulevard
Juno Beach, FL 33408-0428
Attention: Corporate Secretary
Email: corporate-governance.sharedmailbox@nexteraenergy.com

If to NextEra, to:

NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Director, Business Manager
Email: ASK-NEER-PF@nexteranergy.com

3.2    No Third Party Beneficiaries.
This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement will not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement.
3.3    Amendment and Waiver.
Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties. No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other of further exercise thereof or of any other right.
3.4    Binding Nature; Assignment; Consent to Assignment.
This Agreement and all the terms, conditions, provisions and agreements herein contained shall run with the Project Land Rights and shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and a memorandum hereof shall be recorded in the appropriate local record, to the extent reasonably requested by any Project Owner or any of its respective members. Except as permitted by and in accordance with Section 2.1(k), no Party will assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect; provided, however, that (i) each of the Parties will be entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate

Form of Build-Out Agreement
thereof, and (ii) NEPA or a Subsequent Phase Owner that becomes party to this Agreement in accordance with Section 2.1(a) or Section 2.1(k) hereof may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing financing for a Project or a Subsequent Phase. Upon request of NEPA or such a Subsequent Phase Owner, any Party will execute a consent to said assignment to any such lender on reasonably acceptable terms and conditions.
3.5    Governing Law.
This Agreement is governed by and will be construed and interpreted in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof that may require the application of the Law of another jurisdiction.
3.6    Counterparts.
This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument. Facsimile or electronic mail signatures (in .pdf format) will be accepted as original signatures for purposes of this Agreement.
3.7    Headings.
The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9    Entire Agreement.
This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.
3.10    No Agents.
No Party or any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11    Expenses.
No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.

Form of Build-Out Agreement
3.12    Specific Performance; Consequential Damages.
Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance. Except as expressly provided herein, in no event shall any party be liable hereunder to any other party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.
3.13    Further Assurances.
Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party hereto, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase; provided that any such amendment does not have a material adverse effect on any Project Owner or NEPA.
SIGNATURES FOLLOW ON NEXT PAGE

Form of Build-Out Agreement
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.
                        NEXTERA ENERGY RESOURCES, LLC

By:_______________________________________
Name:
Title:

                        NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC

By:_______________________________________
Name:
Title:

[Signature Page to Build-Out Agreement]

Form of Build-Out Agreement

SCHEDULE 1
CONSULTANTS

1. “Independent Engineer” means, (a) with respect to the Chaves County Solar Project, Live Oak Solar Project, and River Bend Solar Project, Luminate, LLC, (b) with respect to Montezuma II Wind Project, Sargent and Lundy, LLC, and (c) with respect to Casa Mesa Wind Project, Langdon Wind Project and New Mexico Wind Project, AWS Truepower, LLC.

2. “Independent Transmission Consultant” means, (a) with respect to the Chaves County Solar Project, Live Oak Solar Project and River Bend Solar Project, Siemens Industry, Inc., and (b) and with respect to Montezuma II Wind Project, Casa Mesa Wind Project, Langdon Wind Project and New Mexico Wind Project, nFront Consulting LLC.

3. “Independent Wind Consultant” means Sargent and Lundy, LLC.

Schedule 1 to Build-Out Agreement